As filed with the Securities and Exchange Commission on May 19, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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TOREADOR RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	75-0991164
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4809 Cole Avenue, Suite 108 Dallas, Texas (Address of Principal Executive Offices)	75205 (Zip Code)

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Toreador Resources Corporation 2005 Long-Term Incentive Plan

(Full title of the plan)

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G. Thomas Graves III

President and Chief Executive Officer

Toreador Resources Corporation

4809 Cole Avenue, Suite 108

Dallas, Texas 75205

(Name and address of agent for service)

(214) 559-3933

(Telephone number, including area code, of agent for service)

with copies of communications to:

Janice V. Sharry, Esq.

Haynes and Boone, LLP

901 Main Street, Suite 3100

Dallas, Texas 75202

(214) 651-5000

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CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, $0.15625 par value	250,000	$15.78	$3,945,000	$465

(1)

Plus such indeterminate number of shares of Common Stock as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)

The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h)(1) of Rule 457 promulgated under the Securities Act, based upon the average of the high and low sales prices of the Common Stock as reported on the Nasdaq National Market on May 17, 2005.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Toreador Resources Corporation 2005 Long-Term Incentive Plan (the “Plan”) as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the instructions to Part I of Form S-8 such documents will not be filed with the Securities and Exchange Commission (the “Commission”). These documents and the documents incorporated by reference pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

Toreador Resources Corporation (“Toreador”) hereby incorporates herein by reference the following documents previously filed with the Commission:

(i)	Toreador’s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Commission on March 31, 2005;

(ii)	Toreador’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed with the Commission on May 16, 2005;

(iii)	Toreador’s Current Report on Form 8-K filed with the Commission on March 29, 2005;

(iv)	Toreador’s Current Report on Form 8-K filed with the Commission on February 24, 2005;

(v)	Toreador’s Current Report on Form 8-K, containing disclosure pursuant to Item 1.01 and Item 9.01, filed with the Commission on February 11, 2005;

(vi)	Toreador’s Current Report on Form 8-K filed with the Commission on February 7, 2005;

(vii)	Toreador’s Current Report on Form 8-K filed with the Commission on February 1, 2005;

(viii)	Toreador’s Current Report on Form 8-K filed with the Commission on January 25, 2005;

(ix)	Toreador’s Current Report on Form 8-K filed with the Commission on January 21, 2005;

(x)	Toreador’s Current Report on Form 8-K filed with the Commission on January 20, 2005;

(xi)	Toreador’s Current Report on Form 8-K filed with the Commission on January 19, 2005;

(xii)	Toreador’s Current Report on Form 8-K filed with the Commission on January 4, 2005;

(xiii)	Toreador’s Current Report on Form 8-K filed with the Commission on January 3, 2005; and

(xiv)	the description of the Common Stock appearing under the heading “Description of Capital Stock” contained in Toreador’s Current Report on Form 8-K filed with the Commission on August 17, 2004.

All documents subsequently filed by Toreador with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date such documents are filed. Any statement contained herein or in any document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

(i)    Toreador’s Restated Certificate of Incorporation (the “Certificate of Incorporation”), in accordance with Section 102(b)(7) of the General Corporation Law of the State of Delaware (“Delaware Code”), provides that no director of Toreador will be personally liable to Toreador or any of its stockholders for monetary damages arising from the director’s breach of fiduciary duty as a director. However, this does not apply with respect to any action in which the director would be liable under Section 174 of the Delaware Code nor does it apply with respect to any liability in which the director (i) breached his duty of loyalty to Toreador or its stockholders; (ii) did not act in good faith or, in failing to act, did not act in good faith; (iii) acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, acted in a manner involving intentional misconduct or a knowing violation of law; or (iv) derived an improper personal benefit.

The Third Amended and Restated Bylaws of Toreador (“Bylaws”) provide that Toreador shall indemnify its directors and officers and former directors and officers to the fullest extent permitted by the Delaware Code. Pursuant to the provisions of Section 145 of the Delaware Code, Toreador has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Toreador) by reason of the fact that he is or was a director, officer, employee, or agent of Toreador, or is or was serving at the request of Toreador as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit, or proceeding, provided, however, that Toreador shall indemnify any such person in connection with an action, suit or proceeding stated above and initiated by such person only if such action, suit or proceeding was authorized by Toreador’s board of directors. The power to indemnify applies only if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of Toreador and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The power to indemnify applies to actions brought by or in the right of Toreador to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against such expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he acted under similar standards, except that in such actions no indemnification shall be made in the event of any adjudication of liability unless and only to the extent that the Court of Chancery or court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification.

To the extent a present or former director or officer of Toreador has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

The statute further specifically provides that the indemnification authorized thereby shall not be deemed exclusive of any other rights to which any such officer or director may be entitled under any bylaws, agreements, vote of stockholders or disinterested directors, or otherwise.

Toreador’s Bylaws provide that a person acting in any of the capacities set forth above shall also have the right to be paid by Toreador the expenses (including attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware Code requires, an advancement of expenses incurred by such person shall be made only upon delivery to Toreador of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to indemnification for such expenses.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Toreador pursuant to the foregoing provisions, Toreador has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

(ii)    Certain of Toreador’s directors have indemnification agreements with Toreador in which Toreador agrees to indemnify such directors under certain circumstances. Toreador has purchased indemnification insurance on behalf of its directors.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit No.	Description
4.1

Restated Certificate of Incorporation, of Toreador Resources Corporation (previously filed as Exhibit 3.1 to Toreador Resources Corporation Current Report on Form 8-K filed with the Securities and Exchange Commission on March 29, 2005, File No. 0-2517, and incorporated herein by reference).

4.2

Third Amended and Restated Bylaws of Toreador Resources Corporation (previously filed as Exhibit 3.2 to Toreador Resources Corporation Current Report on Form 8-K filed with the Securities and Exchange Commission on March 29, 2005, File No. 0-2517, and incorporated herein by reference).

4.3

Toreador Resources Corporation 2005 Long-Term Incentive Plan (previously filed as Appendix A to Toreador Resources Corporation Proxy Statement filed with the Securities and Exchange Commission on April 19, 2005, File No. 0-2517, and incorporated herein by reference).

4.4

Form of Specimen Stock Certificate representing shares of Toreador Resources Corporation Common Stock (previously filed as Exhibit 4.1 to Toreador Resources Corporation Registration Statement on Form S-3 (Registration No. 333-121828) filed with the Securities and Exchange Commission on January 4, 2005, File No. 0-2517, and incorporated herein by reference);

5.1*	Opinion of Haynes and Boone, LLP.
23.1*	Consent of Haynes and Boone, LLP (included in the opinion of Haynes and Boone, LLP, filed herewith as Exhibit 5.1)
23.2*	Consent of Ernst & Young LLP.
23.3*	Consent of Hein & Associates LLP.
23.4*	Consent of LaRoche Petroleum Consultants, Ltd.
24.1*	Power of attorney (included on signature page to this registration statement).

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*	Each document marked with an asterisk is filed herewith.

Item 9.  Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 19th day of May, 2005.

TOREADOR RESOURCES CORPORATION

By:	/s/ G. Thomas Graves III
G. Thomas Graves III

President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of Toreador Resources Corporation, a Delaware corporation, do hereby constitute and appoint G. Thomas Graves III and Douglas W. Weir, and each of them, their true and lawful attorneys-in-fact and agents or attorney-in-fact and agent, with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules and regulations or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments (including any post-effective amendments) and supplements thereto, and to any and all instruments or documents filed as part or in connection with this registration statement, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. The Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons and in the following capacities on the 19th day of May, 2005.

Signature	Title

/s/ G. Thomas Graves III G. Thomas Graves III	President, Chief Executive Officer and Director

/s/ Douglas W. Weir Douglas W. Weir	Senior Vice President – Chief Financial Officer (Principal Financial Officer)

/s/ Charles J. Campise Charles J. Campise	Vice President – Accounting and Chief Accounting Officer (Principal Accounting Officer)

/s/ John Mark McLaughlin. John Mark McLaughlin	Director, Chairman of the Board of Directors

/s/ Thomas P. Kellogg, Jr.. Thomas P. Kellogg, Jr.	Director

/s/ H.R. Sanders, Jr. H.R. Sanders, Jr.	Director

/s/ William I. Lee William I. Lee	Director

/s/ Herbert L. Brewer Herbert L. Brewer	Director

/s/ David M. Brewer David M. Brewer	Director

/s/ Peter L. Falb Peter L. Falb	Director

EXHIBIT INDEX

Exhibit No.	Description
4.1

Restated Certificate of Incorporation, of Toreador Resources Corporation (previously filed as Exhibit 3.1 to Toreador Resources Corporation Current Report on Form 8-K filed with the Securities and Exchange Commission on March 29, 2005, File No. 0-2517, and incorporated herein by reference).

4.2

Third Amended and Restated Bylaws of Toreador Resources Corporation (previously filed as Exhibit 3.2 to Toreador Resources Corporation Current Report on Form 8-K filed with the Securities and Exchange Commission on March 29, 2005, File No. 0-2517, and incorporated herein by reference).

4.3

Toreador Resources Corporation 2005 Long-Term Incentive Plan (previously filed as Appendix A to Toreador Resources Corporation Proxy Statement filed with the Securities and Exchange Commission on April 19, 2005, File No. 0-2517, and incorporated herein by reference).

4.4

Form of Specimen Stock Certificate representing shares of Toreador Resources Corporation Common Stock (previously filed as Exhibit 4.1 to Toreador Resources Corporation Registration Statement on Form S-3 (Registration No. 333-121828) filed with the Securities and Exchange Commission on January 4, 2005, File No. 0-2517, and incorporated herein by reference);

5.1*	Opinion of Haynes and Boone, LLP.
23.1*	Consent of Haynes and Boone, LLP (included in the opinion of Haynes and Boone, LLP, filed herewith as Exhibit 5.1)
23.2*	Consent of Ernst & Young LLP.
23.3*	Consent of Hein & Associates LLP.
23.4*	Consent of LaRoche Petroleum Consultants, Ltd.
24.1*	Power of Attorney (included on signature page to this registration statement).

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*	Each document marked with an asterisk is filed herewith.